Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. (333-157643) on Form S-8 of our report dated June 28, 2012, with respect to the financial statements and supplemental schedules of Fidelity National Financial Group 401(k) Profit Sharing Plan included in this Annual Report on Form 11-K for the years ended December 31, 2011 and 2010.

/s/ Dixon Hughes Goodman LLP
Jacksonville, Florida
June 28, 2012